Exhibit 99.9

REVOCABLE PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

MUTUAL FEDERAL BANCORP, INC.

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 6, 2027

The undersigned hereby appoints the Board of Directors of Mutual Federal Bancorp, Inc., with full powers of substitution, to act as attorney and proxy for the undersigned to vote all shares of common stock of Mutual Federal Bancorp, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders (“Special Meeting”), to be held at Chicago Marriott Southwest at Burr Ridge, 1200 Burr Ridge Parkway, Burr Ridge, IL 60527 at 2:00 p.m., Central Time, on January 6, 2027 as follows:

		FOR	AGAINST	ABSTAIN

1.	The approval of a plan of conversion and reorganization (the “Plan of Conversion”), whereby Mutual Federal, MHC and Mutual Federal Bancorp, Inc. will convert and reorganize from the mutual holding company structure to the stock holding company structure, as more fully described in the attached proxy statement; and	☐	☐	☐

2.	The approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Plan of Conversion.	☐	☐	☐

The following informational proposals:

3.	The approval of a provision in MFB Bancorp’s certificate of incorporation requiring a super-majority vote of stockholders to approve certain amendments to the certificate of incorporation; and	☐	☐	☐

4.	The approval of a provision in MFB Bancorp’s certificate of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to MFB Bancorp’s bylaws;	☐	☐	☐

5.	The approval of a provision in MFB Bancorp’s certificate of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of MFB Bancorp’s outstanding voting stock; and	☐	☐	☐

Such other business that may properly come before the Special Meeting.

The Board of Directors recommends a vote “FOR” each of the above-listed proposals.

THE PROVISIONS OF MFB BANCORP’S CERTIFICATE OF INCORPORATION THAT ARE SUMMARIZED AS INFORMATIONAL PROPOSALS 3 THROUGH 5 WERE UNANIMOUSLY APPROVED BY THE BOARDS OF DIRECTORS OF MUTUAL FEDERAL BANCORP, MHC AND MUTUAL FEDERAL BANCORP, INC. AS PART OF THE PROCESS BY WHICH THE BOARDS OF DIRECTORS APPROVED THE PLAN OF CONVERSION AND REORGANIZATION. THESE PROPOSALS ARE INFORMATIONAL ONLY, BECAUSE FEDERAL REGULATIONS GOVERNING MUTUAL-TO-STOCK CONVERSIONS DO NOT PROVIDE FOR VOTES ON MATTERS OTHER THAN THE PLAN OF CONVERSION AND REORGANIZATION. WHILE YOUR VOTE IS SOLICITED WITH RESPECT TO EACH INFORMATIONAL PROPOSAL, THE PROPOSED PROVISIONS FOR WHICH AN INFORMATIONAL VOTE IS SOLICITED MAY BECOME EFFECTIVE IF STOCKHOLDERS APPROVE THE PLAN OF CONVERSION AND REORGANIZATION, REGARDLESS OF WHETHER STOCKHOLDERS VOTE TO APPROVE ANY OR ALL OF THE INFORMATIONAL PROPOSALS.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED FOR ONE OR MORE PROPOSALS, THIS PROXY, IF SIGNED, WILL BE VOTED “FOR” THE PROPOSALS. NOT VOTING IS THE EQUIVALENT OF VOTING “AGAINST” THE APPROVAL OF THE PLAN OF CONVERSION. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING OF STOCKHOLDERS, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING OF STOCKHOLDERS.

Should the above-signed be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of Mutual Federal Bancorp, Inc. at the Special Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Mutual Federal Bancorp, Inc. at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later-dated proxy before a vote being taken on a particular proposal at the Special Meeting.

The undersigned acknowledges receipt from Mutual Federal Bancorp, Inc. before the execution of this proxy of a Notice of Special Meeting and the enclosed proxy statement/prospectus dated [Date of Proxy Statement].

Dated: _________________, ______	☐ Check Box if You Plan to Attend the Special Meeting

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign, but only one holder is required to sign.

Please complete, sign and date this proxy card and return it promptly in the enclosed postage-prepaid envelope. Alternatively, you can vote by telephone or Internet today by following the below instructions. Please vote all proxy cards that you receive; none are duplicates.

Internet and telephone voting are quick and simple ways to vote and are available 24 hours a day, 7 days a week through 11:59 p.m., Central Time, on _____________, 2027.

If you vote by telephone or Internet, you DO NOT need to return your proxy card by mail.

VOTE BY INTERNET at _________________. Have your proxy card in hand when you access the website.

VOTE BY TELEPHONE at ______________. Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING

The Notice of Special Meeting of Stockholders, Proxy Statement and Proxy Card are available at _______________________________.